SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K
                                  --------

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) October 17, 2001

                       Farmstead Telephone Group, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

   Delaware                        0-15938                  06-1205743
---------------           ------------------------      -------------------
(State or other           (Commission File Number)         (IRS Employer
jurisdiction of                                         Identification No.)
incorporation)

       22 Prestige Park Circle
     East Hartford, Connecticut                      06108-3728
   -------------------------------                   ----------
   (Address of principal executive                   (Zip Code)
              offices)


     Registrant's telephone number, including area code: (860) 610-6000
                                                         --------------

                                     N/A
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


Item 4. Changes in Registrant's Certifying Accountant.

      On October 17, 2001, Farmstead Telephone Group, Inc. (the "Company") dismissed Deloitte & Touche LLP ("Deloitte") as its independent accountant. Neither of Deloitte's reports on the financial statements of the Company for the years ended December 31, 2000 and December 31, 1999 contained any adverse opinion or disclaimer of opinion and neither was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

      During the two fiscal years ended December 31, 2000 and the subsequent interim period preceding Deloitte's dismissal, there have been no disagreements between Deloitte and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreement(s), in connection with its report. During the two fiscal years ended December 31, 2000 and the subsequent interim period preceding Deloitte's dismissal, no event occurred that is required to be disclosed pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.

      On October 17, 2001, the Company retained DiSanto Bertoline & Company, P.C. ("DiSanto Bertoline") as the Company's new independent accountant to audit the Company's financial statements. Since December 31, 1998, the Company did not consult DiSanto Bertoline regarding any matter to be disclosed pursuant to paragraph (a)(2) of Item 304 Regulation S-K.

Item 7.  Financial Statements and Exhibits.

(c)   Exhibits

      Exhibit 16.   Letter re change in certifying accountant



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 23, 2001                       Farmstead Telephone Group, Inc.

                                       By: /s/ George J. Taylor, Jr.
                                           -------------------------
                                           George J. Taylor, Jr.
                                           Chairman and CEO